UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Vanda Pharmaceuticals Inc.

(Name of Registrant as Specified In Its Charter)

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July 13, 2009

Dear Stockholder:

I am pleased to invite you to attend Vanda Pharmaceuticals Inc.’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on August 27, 2009, at our corporate offices located at 9605 Medical Center Drive, Rockville, Maryland. The Annual Meeting will begin promptly at 9:00 a.m., local time.

Enclosed are the following:

•	our Notice of Annual Meeting of Stockholders and Proxy Statement for 2009;

•	our Annual Report for 2008 (containing our annual report on Form 10-K/A filed with the SEC); and

•	a proxy card with a return envelope to record your vote.

Details regarding the business expected to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Additionally, we encourage you to review our most recent quarterly report on Form 10-Q filed with the SEC, which is available free of charge at our corporate website www.vandapharma.com or at the SEC’s website at www.sec.gov.

We consider the votes of all stockholders important, no matter how many or how few shares you own. Whether or not you expect to attend the Annual Meeting, please date, sign, and return your proxy card in the enclosed envelope to ensure that your shares are voted at the Annual Meeting. You also may vote your shares by telephone or via the internet by following the voting instructions on the proxy card. If you attend the Annual Meeting, you may vote your shares in person (even if you previously voted by proxy) by following the instructions in the Proxy Statement.

On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

Mihael H. Polymeropoulos, M.D.
President and Chief Executive Officer

Vanda Pharmaceuticals Inc.
9605 Medical Center Drive, Suite 300
Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 27, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Vanda Pharmaceuticals Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on August 27, 2009, at 9:00 a.m. local time at our corporate offices located at 9605 Medical Center Drive, Rockville, Maryland for the following purposes:

•	Proposal 1: To elect Mihael H. Polymeropoulos, M.D. and Argeris N. Karabelas, Ph.D. to serve as Class III directors until the 2012 Annual Meeting of Stockholders;

•	Proposal 2: To ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009; and

•	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the accompanying Proxy Statement. Please read the accompanying Proxy Statement and vote your shares by proxy by completing, signing, dating and returning your proxy card in the enclosed postage pre-paid envelope. You also may vote your shares by telephone or via the internet by following the telephone and internet voting instructions on the proxy card.

Your Board of Directors unanimously recommends you vote the proxy card “FOR” the Company’s two director nominees, Mihael H. Polymeropoulos, M.D. and Argeris N. Karabelas, Ph.D.; and “FOR” Proposal 2.

The record date for the Annual Meeting is June 29, 2009. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

Electronic Delivery of Proxy Materials

We are pleased to offer stockholders the opportunity to receive future proxy mailings by e-mail. To request electronic delivery, please vote via the internet at www.proxyvote.com (you will be asked to enter a 12 or 14 digit control number which can be found on the first page of your proxy card) and, when prompted, enroll to receive proxy materials electronically in future years.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The 2009 Notice and Proxy Statement and 2008 Annual Report are also available at our corporate website www.vandapharma.com. Additionally, in accordance with SEC rules, you may access these materials at http://materials.proxyvote.com/921659, which does not have “cookies” that identify visitors to the site.

By	Order of the Board of Directors

William D. “Chip” Clark
Senior Vice President, Chief Business
Officer and Secretary

Rockville, Maryland
July 13, 2009

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your shares are voted at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still attend the Annual Meeting and vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee holder.

This proxy statement and accompanying proxy are being distributed on or about July 13, 2009

Vanda Pharmaceuticals Inc.
9605 Medical Center Drive, Suite 300
Rockville, Maryland 20850

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

August 27, 2009

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Vanda Pharmaceuticals Inc. (sometimes referred to as the “Company” or “Vanda”) is soliciting your proxy to vote your shares at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by telephone or via the Internet. In addition, we are sending to our stockholders an annual report that will accompany this Proxy Statement in accordance with SEC rules.

We intend to mail this Proxy Statement, the annual report and accompanying proxy card on or about July 13, 2009 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on June 29, 2009, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 27,140,136 shares of the Company’s common stock (“Common Stock”) outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of Common Stock) in connection with the matters set forth in this Proxy Statement.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination at Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850 for ten days before the Annual Meeting and at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on June 29, 2009, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, sign, date and return the enclosed proxy card or vote your shares by telephone or via the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June 29, 2009, your shares were held in an account at a broker, bank or other nominee holder, then you are the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, if you are not the stockholder of record, you may not vote those shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent in whose street name your shares are registered.

What am I being asked to vote on?

At the Annual Meeting, the stockholders will vote on:

•	Proposal 1: Election of Mihael H. Polymeropoulos, M.D. and Argeris N. Karabelas, Ph.D. to serve as Class III directors until the 2012 Annual Meeting of Stockholders.

•	Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009.

•	Such other business as is properly brought before the Annual Meeting.

How does the Board of Directors of Vanda recommend that I vote on the proposals?

The Board of Directors of Vanda unanimously recommends that you vote “FOR” the election of each of Mihael H. Polymeropoulos, M.D. and Argeris N. Karabelas, Ph.D. (Proposal 1) and “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal 2).

How do I vote?

You may vote “FOR” all our nominees to the Board of Directors or you may “WITHHOLD” your vote for any nominee you specify. For each other matter that may be voted on at the Annual Meeting, you may vote “FOR” or “AGAINST” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card or by telephone or via the internet as described below. Whether or not you plan to attend the Annual Meeting, we urge you to vote using the proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. If you plan on attending the Annual Meeting you must bring a form of personal picture identification with you.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage-prepaid envelope provided. If you return your signed and dated proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on August 26, 2009 to be counted.

•	To vote via the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on August 26, 2009 to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee holder, you should have received a voting instruction card with these proxy materials from that organization rather than from Vanda. You should follow the instructions on the voting instruction card to ensure that your vote is counted. Alternatively, a number of brokers and banks participate in a program provided through Broadridge Financial Solutions, Inc. (formerly known as ADP Investor Communication Services), which enables beneficial holders to grant proxies to vote shares via telephone or the Internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number listed in the voting instructions received from your broker or bank, or via the Internet at Broadridge’s website at www.proxyvote.com. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other nominee holder. Follow the instructions from your broker, bank or other organization included with these proxy materials, or contact your broker, bank or other nominee holder to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of June 29, 2009.

What vote is required to approve each matter?

•	Proposal 1: Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the two nominees who are properly nominated in accordance with our Bylaws, and receive the most “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. An instruction to “WITHHOLD” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will have no effect on the outcome of the election of directors. Because the election of directors is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

•	Proposal 2: To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and “broker non-votes” will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

What is a “broker non-vote”?

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine matters.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to “routine” matters but not with respect to “non-routine” matters. “Non-routine matters” include contested director elections or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

What effect do abstentions and broker non-votes have on the proposals?

Abstentions and broker non-votes will have no effect on Proposals 1 or 2. However, we still urge you to please provide voting instructions for all of your shares that are held by your broker, bank or other nominee holder, so that your votes will be counted at the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of Drs. Mihael H. Polymeropoulos and Argeris N. Karabelas as Class III directors; and

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009.

If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board of Directors of the Company. We have retained MacKenzie Partners, Inc. (“MacKenzie Partners”) to assist us in soliciting proxies. We have agreed to pay MacKenzie Partners a retainer fee of $25,000 which will be credited toward a final fee not to exceed $125,000. We also have agreed to reimburse MacKenzie Partners for its reasonable out-of-pocket expenses and to indemnify MacKenzie Partners against certain liabilities arising out of or in connection with their engagement. In addition to this solicitation by mail, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another signed and dated proxy card with a later date.

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850.

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

What is the quorum requirement?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our Bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 27,140,136 shares of Common Stock outstanding and entitled to vote. Thus 13,570,069 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count “FOR” and “WITHHOLD” and, with respect to proposals other than the election of directors, “AGAINST” votes, abstentions and broker non-votes. Abstentions and Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Could other matters be decided at the Annual Meeting?

Vanda does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the enclosed proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the third quarter of 2009.

May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2010 annual meeting of stockholders.

Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials:

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2010 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in Vanda’s proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on March 15, 2010, which is the 120th day prior to the first anniversary of the date that we released this proxy statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with the Company’s Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2010 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2010 annual meeting of stockholders. Proposals should be sent to Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, MD 20850 Attn: Secretary.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in Vanda’s Proxy Materials:

Stockholders who wish to nominate persons for election to the Board of Directors at the 2010 annual meeting of stockholders or who wish to present a proposal at the 2010 annual meeting of stockholders, but who do not intend for such proposal to be included in Vanda’s proxy materials for such meeting, must deliver written notice of the nomination or proposal to the Corporate Secretary at 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850 no earlier than April 29, 2010 and no later than May 29, 2010. However, if the 2010 annual meeting of stockholders is held earlier than July 28, 2010 or later than September 26, 2010, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2010 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2010 annual meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in Vanda’s Bylaws.

Copy of Bylaws:

You may request a copy of the Company’s Bylaws at no charge by writing to Vanda’s Secretary at 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850. A current copy of our Bylaws also is available at our corporate website at www.vandapharma.com. To access our Bylaws from the main page of our website, click on “Investor Relations” at the top of the page, then click on “Corporate Governance,” and then click on “Amended and Restated Bylaws.”

How can I find Vanda’s proxy materials and annual report on the Internet?

This Proxy Statement and the 2008 Annual Report are available at our corporate website at www.vandapharma.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at http://materials.proxyvote.com/921659, which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Vanda’s proxy materials if I share an address with other stockholders?

As permitted by applicable law, only one copy of Vanda’s proxy materials, which include this proxy statement, the 2008 Annual Report and the proxy card, is being delivered to stockholders with the same last name residing at the same address, unless such stockholders have notified Vanda of their desire to receive multiple copies of our proxy materials. Vanda will deliver a separate copy of our proxy materials within 30 days after an oral or written request from any stockholder residing at an address to which only one copy was mailed. If you are a stockholder at a shared address to which we delivered a single copy of the proxy materials and you want a separate copy of this proxy statement and/or the 2008 Annual Report, or if you want to receive a separate proxy statement and/or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive only one copy in the future, please submit your request by mail to Investor Relations, Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850 or by telephone at (240) 599-4500.

If a broker, bank or other nominee holder holds your Vanda shares for you, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this proxy statement, the 2008 Annual Report, or additional voting instructions for the Annual Meeting or if you wish to receive multiple copies of proxy materials in the future if you reside at the same address as another stockholder and only one copy was delivered to you.

May I elect to receive Vanda stockholder communications electronically rather than through the mail?

Yes. If you received your 2009 Annual Meeting materials by mail, please help us conserve natural resources and significantly reduce Vanda’s printing and mailing costs, by signing up to receive future stockholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and our proxy materials are available on the Internet, and you can submit your stockholder votes online. Electronic delivery also can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

•	If you are a registered holder (i.e., you hold your Vanda shares in your own name through our transfer agent, American Stock Transfer & Trust Company, or you have stock certificates), visit www.proxyvote.com (you will be asked to enter a 12 or 14 digit control number which can be found on the first page of your proxy card) to enroll.

•	If you are a beneficial holder (i.e., your shares are held by a brokerage firm, a bank or a trustee), you may also have the opportunity to receive copies of the proxy materials electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please contact Investor Relations, Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850 or by telephone at (240) 599-4500.

Whom should I call if I have any questions?

If you have any questions, would like additional Vanda proxy materials or proxy cards, or need assistance in voting your shares, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at 1-800-322-2885.

PROPOSAL 1

ELECTION OF DIRECTORS

Under our Bylaws, our Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a 3-year term with the term of office of each of the three classes ending in successive years. Pursuant to our Bylaws, the Board of Directors has fixed the current number of directors at seven (7). Mihael H. Polymeropoulos, M.D. and Argeris N. Karabelas, Ph. D. are the two Class III directors whose terms expire at this Annual Meeting. Drs. Polymeropoulos and Karabelas have been nominated for election by our Board of Directors to serve until the 2012 Annual Meeting or until their successors are elected (or until their earlier death, resignation or removal). It is our policy to encourage nominees for director to attend the Annual Meeting. Dr. Polymeropoulos’ and Dr. Karabelas’ ages as of June 29, 2009 and certain additional biographical information are set forth below.

Directors are elected by a plurality of the votes cast at the Annual Meeting. The two nominees receiving the highest number of “FOR” votes will be elected. Abstentions and “broker non-votes” will have no effect on the outcome of the election of directors at the Annual Meeting.

Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Dr. Polymeropoulos and Dr. Karabelas to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. If any Vanda director nominee becomes unavailable for election as a result of an unexpected occurrence, shares represented by proxy cards will be voted for the election of a substitute nominee designated by our current Board of Directors, unless otherwise marked on the card. Dr. Polymeropoulos and Dr. Karabelas, Vanda’s two director nominees, have each agreed to serve as a Director if elected. We have no reason to believe that either Vanda nominee will be unable to serve if elected.

Nominees

The following is a brief biography of Vanda’s two director nominees.

Mihael H. Polymeropoulos, M.D., age 49, has served as President, Chief Executive Officer and a Director of Vanda since May of 2003. Prior to joining Vanda, Dr. Polymeropoulos was Vice President and Head of the Pharmacogenetics Department at Novartis AG from 1998 to 2003. Prior to his tenure at Novartis, he served as Chief of the Gene Mapping Section, Laboratory of Genetic Disease Research, National Human Genome Research Institute, from 1992 to 1998. Dr. Polymeropoulos is the co-founder of the Integrated Molecular Analysis of Genome Expression (IMAGE) Consortium. Dr. Polymeropoulos holds a degree in Medicine from the University of Patras.

Argeris N. Karabelas, Ph.D., age 56, has served as a Director and Chairman of the Board since 2003, when he co-founded Vanda with Dr. Polymeropoulos. Dr. Karabelas has served as a Partner of Care Capital, LLC since 2001. Prior to his tenure at Care Capital, Dr. Karabelas was the Founder and Chairman of the Novartis BioVenture Fund, from July 2000 to December 2001. From 1998 to 2000, he served as Head of Healthcare and CEO of Worldwide Pharmaceuticals for Novartis. Prior to joining Novartis, Dr. Karabelas was Executive Vice President of SmithKline Beecham (now part of GlaxoSmithKline) responsible for U.S. operations, European operations, Regulatory, and Strategic Marketing, from 1981 to 1998. He is Chairman of Human Genome Sciences, Inc., a director of Minster Pharmaceuticals, plc, a director of Inotek, Inc. and Chairman of Cyreniac Pharmaceuticals. Dr. Karabelas holds a Ph.D. in Pharmacokinetics from the Massachusetts College of Pharmacy.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE THE PROXY CARD “FOR” THE ELECTION OF DR. POLYMEROPOULOS AND DR. KARABELAS.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under The Nasdaq Global Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of our directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Dr. Mihael H. Polymeropoulos.

Information Regarding the Board of Directors and its Committees

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Argeris N. Karabelas, Chairman of the Board of Directors, presides over these executive sessions. Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Vanda Pharmaceuticals Inc. at 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850, Attn: Secretary. The Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairman of a committee of the Board of Directors or a particular director, as appropriate.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. The following table provides membership and meeting information for each of the Board committees during 2008:

					Nominating/Corporate
Name	Audit		Compensation		Governance

Dr. Argeris N. Karabelas			X	(1)	X
Richard W. Dugan	X	(1)
Brian K. Halak, Ph.D.	X				X	(1)
Howard H. Pien			X
Mihael H. Polymeropoulos, M.D.
David Ramsay	X
H. Thomas Watkins			X		X
Total meetings in 2008	12		7		3

(1)	Committee Chairman.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the integrity of the Company’s financial statements and other financial information provided to the Company’s stockholders, the retention of performance of the Company’s independent accountants, the Company’s internal controls and disclosure controls, and the Company’s compliance with ethics policies and SEC and related regulatory requirements. For these purposes, the Audit Committee, among other duties and powers, (1) approves audit fees for, and appoints and reviews the performance of, the Company’s independent accountants, (2) reviews reports prepared by management, and attested by the Company’s independent accountants with respect to the financial statements contained therein, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under the rules of the SEC, (3) reviews the Company’s annual and quarterly reports, and associated consolidated financial statements, with management and the independent accountants prior to the first public release of the Company’s financial results for such year or quarter, (4) reviews with external counsel any legal matters that could have a significant impact on the Company’s financial statements, (5) establishes and maintains procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and business conduct or ethics violations, and (6) reviews the Company’s compliance with its Code of Business Conduct and Ethics. Our Audit Committee charter can be found in the corporate governance section of our corporate website at www.vandapharma.com. Three directors comprise the Audit Committee: Mr. Dugan (the Chairman of the Audit Committee), Dr. Halak and Mr. Ramsay. The Audit Committee met twelve times during 2008.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934).

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the design of, assesses the effectiveness of, and administers executive compensation programs, including the Company’s 2006 Equity Incentive Plan. For these purposes, the Compensation Committee, among other duties and powers, (1) reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other Company executives, (2) reviews and approves the terms of offer letters, employment agreements, severance agreements, change-in-control agreements, and other material agreements between the Company and its executive officers, (3) approves material changes to the Company’s 401(k) plan and oversees its implementation, (4) reviews and approves the Compensation Discussion and Analysis included in this Proxy Statement, and (5) conducts reviews of executive officer succession planning. Our Compensation Committee Charter can be found in the corporate governance section of our website at www.vandapharma.com. Three directors comprise the Compensation Committee of the Board of Directors: Dr. Karabelas (the Chairman of the Compensation Committee), Mr. Pien and Mr. Watkins. The Compensation Committee met seven times during 2008.

The Board of Directors has determined that all members of the Compensation Committee are independent (as independence is currently defined in the Nasdaq listing standards).

Dr. Polymeropoulos, our Chief Executive Officer, does not participate in the determination of his own compensation or the compensation of directors. However, Dr. Polymeropoulos does make recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee retained Towers Perrin, a well-known consulting firm specializing in executive compensation, as its independent compensation consultant in November 2006 and continued to use the firm’s services in 2007 and 2008. The firm’s 2007 report was used as the basis for determining 2008 executive compensation, but only limited services related to certain employee retention matters were requested in 2008. The consultant served at the pleasure of the Compensation Committee rather than the Company, and the consultant’s fees were approved by the Compensation Committee. Towers Perrin provided the Compensation Committee with data about the compensation paid by our peer group of companies and other employers who compete with the Company for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and was available to advise the Compensation Committee regarding all of its responsibilities. Towers Perrin also provided data and recommendations concerning the compensation of directors.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee identifies, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors, conducts searches for appropriate directors, and evaluates the performance of our Board of Directors and of individual directors. Our Nominating/Corporate Governance Committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board of Directors concerning corporate governance matters. Our Nominating/Corporate Governance Committee charter can be found in the corporate governance section of our corporate website at www.vandapharma.com. Three directors comprise the Nominating/Corporate Governance Committee: Dr. Halak (the Chairman of the Nominating/Governance Committee), Dr. Karabelas and Mr. Watkins. All members of the Nominating/Corporate Governance Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Nominating/Corporate Governance Committee met three times during 2008.

The Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry. The Nominating/Corporate Governance Committee also considers such factors as having relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, the candidate’s excellence in his or her field, the candidate’s ability to exercise sound business judgment and his or her commitment to vigorously represent the long-term interests of our stockholders, and other factors that the Nominating/Corporate Governance Committee deems appropriate. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the then-current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee also determines whether the nominee is independent (or is required to be independent) for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating/Corporate Governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The Nominating/Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company pursuant to the terms and conditions of our Bylaws. The stockholder recommendation must, among other things, set forth

•	to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected;

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (2) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner and a representation that the stockholder will notify the Company in writing of the class and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (3) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees and (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase or decrease the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Company;

•	any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and a representation that the stockholder will notify the Company in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a description of any agreement, arrangement or understanding with respect to the proposal of business between or among such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the Company in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

•	any other information that is required to be provided by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder in such stockholder’s capacity as a proponent of a stockholder proposal.

In addition, our Bylaws require that the stockholder recommendation shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) the name, age, business address and residence address of the person; (2) the principal occupation or employment of the person; (3) the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by the person; (4) a statement as to the person’s citizenship; (5) the completed and signed representation and agreement described below; (6) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act; (7) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (8) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Company.

Meetings of the Board of Directors

The Board of Directors met thirteen times during 2008. Each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Secretary, Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850. Each such communication should set forth (1) the name and address of such stockholder, as they appear on the Company’s books and, if the shares of the Company’s stock are held by a nominee, the name and address of the beneficial owner of such shares, and (2) the number of shares of the Company’s stock that are owned of record by such record holder and beneficially by such beneficial owner. The Secretary will review all communications from stockholders, but may, in his sole discretion, disregard any communication that he believes is not related to the duties and responsibilities of the Board of Directors. If deemed an appropriate communication, the Secretary will submit a stockholder communication to a chairman of a committee of the Board of Directors, or a particular director, as appropriate.

Code of Business Conduct and Ethics

The Company has adopted the Vanda Pharmaceuticals Inc. Code of Business Conduct and Ethics that applies to all directors, officers and employees. The Company has also adopted an additional Code of Ethics for its Chief Executive Officer and Senior Financial Officers. Both of these codes are available at our website at www.vandapharma.com. If the Company makes any substantive amendments to either of these codes or grants any waiver from a provision of either code to any applicable executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Compensation of Directors

On December 19, 2005, our Board of Directors adopted a compensation program for outside directors. Pursuant to this program, each member of our Board of Directors who is not our employee receives a $25,000 annual fee as well as $2,500 for each board meeting attended in person ($1,250 for meetings attended by telephone). The Chairman of the Board of Directors receives an additional annual fee of $10,000, and the chairman of each committee of the Board of Directors receives an additional annual fee of $2,000. Each director receives $1,000 for each meeting of any committee of the Board of Directors attended in person or by telephone.

Under the director compensation program adopted on December 19, 2005, each member of our Board of Directors who is not our employee and who is elected after December 19, 2005 initially receives an option to purchase 35,000 shares of our Common Stock upon election, and each member of our Board of Directors who is not our employee will also receive, upon the conclusion of each annual meeting of our stockholders, an option to purchase 15,000 shares of our Common Stock. The stock option granted upon election vests and becomes exercisable in equal monthly installments over a period of four years from the date of the grant, except that in the event of a change of control the option will accelerate and become immediately exercisable. Each annual stock option vests and becomes exercisable in equal monthly installments over a period of one year from the date of grant, except that in the event of a change of control the option will accelerate and become immediately exercisable. All of these options have an exercise price equal to the fair market value of our Common Stock on the date of the grant. In cases where a director is serving as such on behalf of an entity, we may issue a warrant directly to such entity as consideration for the services provided in lieu of granting an option to the director himself.

In November 2007, Towers Perrin reviewed our director compensation program and did not recommend any changes to the program.

2008 Director Compensation

The following table shows the compensation earned by each of our non-officer directors for the year ended December 31, 2008:

	Fees earned or paid
Name	in cash ($)	Option awards ($)(2)		Total ($)

Argeris N. Karabelas, Ph.D. (Chairman)(1)	$65,750	$119,832	(3)	$185,582
Richard W. Dugan	59,000	157,454	(4)	216,454
Brian K. Halak, Ph.D.(1)	59,750	119,832	(5)	179,582
Howard H. Pien	50,750	244,616	(6)	295,366
David Ramsay(1)	54,500	119,832	(7)	174,332
H. Thomas Watkins	51,500	169,328	(8)	220,828

(1)	Fees earned by Dr. Karabelas, Dr. Halak and Mr. Ramsay were paid to the management companies of the venture capital funds affiliated with these directors.

(2)	This column reflects the compensation cost for the year ended December 31, 2008 of each director’s options, calculated in accordance with SFAS 123(R) and using a Black-Scholes-Merton valuation model. See the note to our consolidated financial statements under the caption “Accounting for stock-based compensation” included in our annual report on Form 10-K/A for a discussion of assumptions made by the Company in determining the grant date fair value and compensation costs of our equity awards. Even though the units may be forfeited, the amounts reported do not reflect this contingency.

(3)	As of December 31, 2008, Dr. Karabelas held options to purchase an aggregate of 30,000 of our Common Stock, of which 23,749 were vested as of December 31, 2008. The fair value share price of the 15,000 option grant awarded to Dr. Karabelas on May 8, 2008 was $3.16 as calculated in accordance with SFAS 123(R) and using a Black-Scholes-Merton valuation model.

(4)	As of December 31, 2008, Mr. Dugan held options to purchase an aggregate of 40,574 shares of our Common Stock, of which 31,679 shares were vested as of December 31, 2008. The fair value share price of the 15,000 option grant awarded to Mr. Dugan on May 8, 2008 was $3.16 as calculated in accordance with SFAS 123(R) and using a Black-Scholes-Merton valuation model.

(5)	As of December 31, 2008, Dr. Halak held options to purchase an aggregate of 30,000 shares of our Common Stock, of which 23,749 were vested as of December 31, 2008. The fair value share price of the 15,000 option grant awarded to Dr. Halak on May 8, 2008 was $3.16 as calculated in accordance with SFAS 123(R) and using a Black-Scholes-Merton valuation model.

(6)	As of December 31, 2008, Mr. Pien held options to purchase an aggregate of 52,500 shares of our Common Stock, of which 23,122 shares were vested as of December 31, 2008. The fair value share price of the 15,000 option grant awarded to Mr. Pien on May 8, 2008 was $3.16 as calculated in accordance with SFAS 123(R) and using a Black-Scholes-Merton valuation model.

(7)	As of December 31, 2008, Mr. Ramsay held options to purchase an aggregate of 30,000 shares of our Common Stock, of which 23,749 were vested as of December 31, 2008. The fair value share price of the 15,000 option grant awarded to Mr. Ramsay on May 8, 2008 was $3.16 as calculated in accordance with SFAS 123(R) and using a Black-Scholes-Merton valuation model.

(8)	As of December 31, 2008, Mr. Watkins held options to purchase an aggregate of 65,000 shares of our Common Stock, of which 43,436 shares were vested as of December 31, 2008. The fair value share price of the 15,000 option grant awarded to Mr. Watkins on May 8, 2008 was $3.16 as calculated in accordance with SFAS 123(R) and using a Black-Scholes-Merton valuation model.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2009, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since we commenced operations in March 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or laws require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

In order for Proposal 2 to pass, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum. Abstentions and broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to the Company for the years ended December 31, 2008, and December 31, 2007, by PricewaterhouseCoopers LLP, our principal accountant.

	Year ended December 31,
	2008	2007

Audit fees(1)	$378,025	$399,873
Audit-related fees(2)	6,087	94,122
Tax fees(3)	55,133	71,500
All other fees(4)	3,000	—

Total fees	$442,245	$565,495

(1)	Professional services rendered for the audits of annual financial statements for the years ended December 31, 2008 and 2007 include the review of quarterly financial statements included in our quarterly reports on Form 10-Q.

(2)	Audit-related fees for 2008 relate to professional services in relation to the consent issued for the Form S-8. Audit-related fees for 2007 include $89,688 for services related to the Form S-1 and the preliminary offering memorandum and $4,434 relate to professional services in relation to the consent issued for the Form S-8.

(3)	Tax fees for 2008 include $39,265 for an analysis of our net operating loss limitations under Section 382 of the Internal Revenue Code, $13,500 for the preparation of federal and state tax returns and $2,368 other tax matters. Tax fees for 2007 include $50,000 for an analysis of our net operating loss limitations under Section 382 of the Internal Revenue Code, $11,500 for the preparation of the 2006 federal and state tax returns and $10,000 other tax matters.

(4)	All other fees of $3,000 include the initial subscription fee for two users for access to PricewaterhouseCoopers’ Comperio (an on-line tool for authoritative financial reporting and assurance literature).

All fees described above were pre-approved by the Audit Committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of PricewaterhouseCoopers LLP or on an individual case-by-case basis before PricewaterhouseCoopers LLP is engaged to provide a service. The Audit Committee has determined that the rendering of tax-related services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence for audit purposes. PricewaterhouseCoopers LLP has not been engaged to perform any non-audit services other than tax-related services.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
YOU VOTE THE PROXY CARD “FOR” PROPOSAL 2

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee of the Board of Directors consists of the three non-employee directors named below. The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members (including the requirements of Exchange Act Rule 10A-3) and has determined that each member of the Audit Committee meets that standard. Mr. Dugan serves as an audit committee financial expert in accordance with applicable SEC regulations.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our consolidated financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its Charter, which the Board of Directors has adopted and which the Audit Committee reviews and approves on an annual basis.

Our management is responsible for preparing our consolidated financial statements and our financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent integrated audit of our consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States and on the effectiveness of our internal control over financial reporting.

The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in our Annual Report on Form 10-K/A for the year ended December 31, 2008 (the “10-K/A”).

The Audit Committee has also reviewed and discussed with PricewaterhouseCoopers LLP the audited consolidated financial statements in the 10-K/A, including the report issued by PricewaterhouseCoopers LLP on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended. Additionally, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K/A for year ended December 31, 2008 for filing with the United States Securities and Exchange Commission. We have selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2009, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Submitted by the following members of the Audit Committee:

Richard W. Dugan, Chairman
Brian K. Halak, Ph.D.
David Ramsay

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Vanda under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS AND DIRECTORS

The names of the executive officers and directors of Vanda and certain information about each of them as of June 29, 2009, are set forth below:

Mihael H. Polymeropoulos, M.D., age 49, has served as President, Chief Executive Officer and a Director of Vanda since May of 2003. Prior to joining Vanda, Dr. Polymeropoulos was Vice President and Head of the Pharmacogenetics Department at Novartis AG from 1998 to 2003. Prior to his tenure at Novartis, he served as Chief of the Gene Mapping Section, Laboratory of Genetic Disease Research, National Human Genome Research Institute, from 1992 to 1998. Dr. Polymeropoulos is the co-founder of the Integrated Molecular Analysis of Genome Expression (IMAGE) Consortium. Dr. Polymeropoulos holds a degree in Medicine from the University of Patras.

William D. “Chip” Clark, age 40, has served as Senior Vice President, Chief Business Officer and Secretary of Vanda since September of 2004 and served as a Director of Vanda from 2003 to 2004. Prior to joining Vanda, Mr. Clark was a Principal at Care Capital, LLC, a venture capital firm investing in biopharmaceutical companies, from 2000 to 2004. Prior to his tenure at Care Capital, he served in a variety of commercial roles at SmithKline Beecham (now part of GlaxoSmithKline), from 1990 to 2000. Mr. Clark holds a B.A. from Harvard University and an M.B.A. from The Wharton School at the University of Pennsylvania.

John J. Feeney III, M.D., age 54, has served as Vanda’s Senior Medical Officer since November of 2007 and as Vanda’s Acting Chief Medical Officer since January of 2009. Prior to joining Vanda, Dr. Feeney was the Acting Deputy Director in the Division of Neurology Products at the United States Food and Drug Administration (the “FDA”). During his 16 years at the FDA, Dr. Feeney served in various roles, including Medical Officer in the Division of Neuropharmacological Drug Products and Neurology Team Leader. Prior to joining the FDA, Dr. Feeney practiced general neurology in both military and civilian settings. Dr. Feeney holds a B.S. in biology from the University of California at San Diego and an M.D. from Georgetown Medical School. Dr. Feeney is board certified in neurology.

Stephanie R. Irish, age 38, has served as Vanda’s Acting Chief Financial Officer and Treasurer since January of 2009 and as Vanda’s Controller since February of 2005. Prior to joining Vanda, Ms. Irish was Controller at Avalon Pharmaceuticals, Inc. from 2000 to February 2005. Ms. Irish was the Chicago Cluster Controller for Marriott International, Senior Living Services Division from 1999 to 2000. From 1995 to 1999, Ms. Irish held several accounting positions at The Institute for Genomic Research. From 1993 to 1995, Ms. Irish was an auditor at Beers & Cutler, Certified Public Accountants. Ms. Irish holds a B.S. in accounting from the University of Maryland and is licensed in Maryland as a certified public accountant.

Argeris N. Karabelas, Ph.D., age 56, has served as a Director and Chairman of the Board since 2003, when he co-founded Vanda with Dr. Polymeropoulos. Dr. Karabelas has served as a Partner of Care Capital, LLC since 2001. Prior to his tenure at Care Capital, Dr. Karabelas was the Founder and Chairman of the Novartis BioVenture Fund, from July 2000 to December 2001. From 1998 to 2000, he served as Head of Healthcare and CEO of Worldwide Pharmaceuticals for Novartis. Prior to joining Novartis, Dr. Karabelas was Executive Vice President of SmithKline Beecham (now part of GlaxoSmithKline) responsible for U.S. operations, European operations, Regulatory, and Strategic Marketing, from 1981 to 1998. He is Chairman of Human Genome Sciences, Inc., a director of Minster Pharmaceuticals, plc, a director of Inotek, Inc. and Chairman of Cyreniac Pharmaceuticals. Dr. Karabelas holds a Ph.D. in Pharmacokinetics from the Massachusetts College of Pharmacy.

Richard W. Dugan, age 67, has served as a Director of Vanda since December of 2005. From 1976 to September 2002, Mr. Dugan served as a Partner with Ernst & Young, LLP, where he served in a variety of managing and senior partner positions, including Mid-Atlantic Area Senior Partner from 2001 to 2002, Mid-Atlantic Area Managing Partner from 1989 to 2001 and Pittsburgh Office Managing Partner from 1979 to 1989. Mr. Dugan retired from Ernst & Young, LLP in September 2002. Mr. Dugan currently serves on the board of directors of one other publicly-traded pharmaceutical company, MiddleBrook Pharmaceuticals, Inc. (formerly known as Advancis Pharmaceutical Corporation). On October 31, 2008, in connection with the acquisition of Critical Therapeutics, Inc., a publicly-traded pharmaceutical company, by Cornerstone BioPharma Holdings, Inc., Mr. Dugan resigned from the board of directors of Critical Therapeutics, Inc. Mr. Dugan holds a B.S.B.A. from Pennsylvania State University.

Brian K. Halak, Ph.D., age 37, has served as a Director of Vanda since 2004. Dr. Halak has been at Domain Associates, a venture capital firm based in Princeton, New Jersey, since 2001 and became a Partner in January 2006. Prior to joining Domain Associates, he served as an Associate of the venture capital firm Advanced Technology Ventures, from 2000 to 2001. Dr. Halak serves on the Investment Advisory Council for Ben Franklin Technology Partners and BioAdvance, both seed stage investment groups in Philadelphia. Dr. Halak holds a B.S.E. from the University of Pennsylvania and a Ph.D. in Immunology from Thomas Jefferson University.

Howard H. Pien, age 51, has served as a Director of Vanda since June 2007. Mr. Pien has served as President and Chief Executive Officer and a Director of Medarex, Inc since June 2007. Prior to his tenure at Medarex, Mr. Pien served as President and Chief Executive Officer of Chiron Corporation until April 2006 when it was acquired by Novartis. He joined Chiron from GlaxoSmithKline (formerly SmithKline Beecham), where he served as President, Pharmaceuticals for SmithKline Beecham and later as President of GlaxoSmithKline’s International Pharmaceuticals business. Mr. Pien has also held positions in sales, market research, licensing and product management at Abbott Laboratories and Merck & Co. Mr. Pien earned a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Carnegie-Mellon University.

David Ramsay, age 45, has served as a Director of Vanda since 2004. Mr. Ramsay has served as a Partner of Care Capital, LLC, which he co-founded in 2000. Prior to founding Care Capital, Mr. Ramsay served as a Managing Director of the Rhône Group, LLC, from 1997 to 2000 and co-founded Rhône Capital, LLC, a private equity investment fund. Mr. Ramsay previously worked at Morgan Stanley Capital Partners. Mr. Ramsay holds an A.B. in Mathematics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

H. Thomas Watkins, age 56, has served as a Director of Vanda since September 2006. Mr. Watkins has served as the President and Chief Executive Officer of Human Genome Sciences, Inc. and as a member of its board of directors since 2005. Prior to his tenure at Human Genome Sciences Inc., Mr. Watkins served as President of TAP Pharmaceutical Products, Inc. Mr. Watkins previously held a series of executive positions over the course of nearly twenty years with Abbott Laboratories. Mr. Watkins also serves on the Board of Directors of the Biotechnology Industry Organization (BIO). He holds a B.B.A. from the College of William and Mary and an M.B.A. from the University of Chicago Graduate School of Business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of June 29, 2009, by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.

Unless otherwise indicated, to our knowledge, each stockholder possesses sole voting and investment power over the shares listed, except for shares owned jointly with that person’s spouse. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13Gs and 13Ds filed with the SEC through June 29, 2009.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Percentage of shares beneficially owned is based on 27,140,136 shares of Common Stock outstanding as of June 29, 2009.

		Percentage of
	Number of shares	shares beneficially
Name and address of beneficial owner(1)	beneficially owned	owned

5% Stockholders (other than our executive officers and directors)
Kevin C. Tang(2) Tang Capital Management, LLC 4401 Eastgate Mall San Diego, CA 92121	3,965,852	14.61%
FMR LLC(3) 82 Devonshire Street Boston, MA 02109	3,464,952	12.77%
Stephen A. Cohen(4) SAC Capital Advisors LP 72 Cummings Road Stamford, CT 06902	2,279,423	8.40%
Palo Alto Investors(5) 470 University Avenue Palo Alto, CA 94301	1,839,233	6.78%
RA Capital Management, LLC(6) 800 Boylston Street, Suite 1500 Boston, MA 02199	1,544,764	6.78%
Named Executive Officers and Directors
Mihael H. Polymeropoulos, M.D.(7)	1,461,743	5.26%
Argeris N. Karabelas, Ph.D.(8)	1,030,000	3.86%
David Ramsay(9)	1,030,000	3.86%
William D. “Chip” Clark(10)	611,282	2.25%
H. Thomas Watkins(11)	55,520	*
Richard W. Dugan(12)	39,692	*
Brian K. Halak(13)	30,000	*
Howard H. Pien(14)	35,624	*
Steven A. Shallcross(15)	51,458	*
Paolo Baroldi, M.D., Ph.D.(16)	138,208	*
Albert W. Gianchetti	750	*
Stephanie R. Irish(17)	55,795	*
John J. Feeney III(18)	15,180	*
All current directors and executive officers as a group (10 persons) (19)	3,364,836	11.60%

*	Represents beneficial ownership of less than one percent of our outstanding Common Stock.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850.

(2)	Based on Schedule 13G/A filed on June 10, 2009 by FMR LLC, this amount represents 3,464,952 shares held of record by FMR LLC. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 3,464,952 shares as a result of acting as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3rd and FMR LLC, through its control of Fidelity, and the Fidelity funds each has sole power to dispose of 3,464,952 shares owned by the Fidelity funds. Members of the family of Edward C. Johnson 3rd, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3rd has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

(3)	Based on Schedule 13D/A filed on February 18, 2009 by Tang Capital Partners, L.P., this amount represents 3,665,852 shares held of record by Tang Capital Partners, L.P., 217,584 shares held of record by Haeyoung and Kevin Tang Foundation, Inc., 41,208 shares held of record by the Individual Retirement Account for the benefit of Chang L. Kong (the “Chang IRA”) and 41,208 shares held of record by the Individual Retirement Account for the benefit of Chung W. Kong (the “Chung Ira”). Voting and/or dispositive decisions with respect to the shares held by Tang Capital Partners, L.P. are made by Kevin C. Tang, the manager of its general partner, Tang Capital Management, LLC. Voting and/or dispositive decisions with respect to the shares held by the Haeyoung and Kevin Tang Foundation, Inc. are shared by Kevin C. Tang and Haeyoung K. Tang. Voting and/or dispositive decisions with respect to the shares held by the Chang IRA and the Chung IRA are shared by Chang L. Kong, Chung. L. Kong and Kevin C. Tang. Kevin C. Tang disclaims beneficial ownership of all shares reported herein except to the extent of his pecuniary interest therein, the amount of which cannot currently be determined. Based on Form 4 filed on May 28, 2009 and Form 4 filed on June 2, 2009 by Kevin Tang, Tang Capital Management, LLC and Tang Capital Partners, L.P., 2,000,000 shares held of record by Tang Capital Partners, L.P. are subject to call options.

(4)	Based on Schedule 13G filed jointly on June 6, 2009, reporting holdings as of May 27, 2009, by each of (i) S.A.C. Capital Advisors, L.P. (“SAC Capital Advisors LP”) with respect to shares beneficially owned by S.A.C. Capital Associates, LLC (“SAC Capital Associates”); (ii) S.A.C. Capital Advisors, Inc. (“SAC Capital Advisors Inc.”) with respect to shares beneficially owned by SAC Capital Advisors LP and SAC Capital Associates; (iii) CR Intrinsic Investors, LLC (“CR Intrinsic Investors”) with respect to shares beneficially owned by CR Intrinsic Investments, LLC (“CR Intrinsic Investments”); (iv) Sigma Capital Management, LLC (“Sigma Management”) with respect to shares beneficially owned by Sigma Capital Associates, LLC (“Sigma Capital Associates”); (v) Sigma Capital Associates with respect to shares beneficially owned by it; and (vi) Steven A. Cohen with respect to shares beneficially owned by SAC Capital Advisors LP, SAC Capital Advisors Inc., SAC Capital Associates, CR Intrinsic Investors, CR Intrinsic Investments, Sigma Management, and Sigma Capital Associates. SAC Capital Advisors LP, SAC Capital Advisors Inc., CR Intrinsic Investors, Sigma Management and Mr. Cohen do not directly own any shares. Pursuant to an investment management agreement, SAC Capital Advisors LP maintains investment and voting power with respect to the shares held by SAC Capital Associates. SAC Capital Advisors Inc. is the general partner of SAC Capital Advisors LP. Pursuant to an investment management agreement, Sigma Management maintains investment and voting power with respect to the shares held by Sigma Capital Associates. Pursuant to an investment management agreement, CR Intrinsic Investors maintains investment and voting power with respect to the shares held by CR Intrinsic Investments. Mr. Cohen controls each of SAC Capital Advisors Inc., Sigma Management and CR Intrinsic Investors. By reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, each of (i) SAC Capital Advisors LP, SAC Capital Advisors Inc. and Mr. Cohen may be deemed to beneficially own 460,000 shares (constituting approximately 1.73% of the shares outstanding); (ii) CR Intrinsic Investors and Mr. Cohen may be deemed to beneficially own 500,000 shares (constituting approximately 1.88% of the shares outstanding) and (iii) Sigma Management and Mr. Cohen may be deemed to beneficially own 1,319,423 shares (constituting approximately 4.95% of the shares outstanding). Each of SAC Capital Advisors LP, SAC Capital Advisors Inc., CR Intrinsic Investors, Sigma Management and Mr. Cohen disclaims beneficial ownership of any of these shares.

(5)	Based on Schedule 13G/A filed on February 17, 2009 by Palo Alto Investors, LLC, this amount represents 1,839,233 shares held by Palo Alto Investors, LLC. Palo Alto Investors is the manager of Palo Alto Investors, LLC. Voting and/or dispositive power decisions with respect to the shares held by Palo Alto Investors, LLC are made by the controlling shareholder of Palo Alto Investors, William Leland Edwards, and the president of Palo Alto Investors, LLC and Palo Alto Investors, Anthony Joonkyoo Yun, M.D. William Leland Edwards and Anthony Joonkyoo Yun, M.D. disclaim beneficial ownership of all shares reported herein except to the extent of their pecuniary interest therein, the amount of which cannot currently be determined.

(6)	Based on Schedule 13G filed on March 5, 2009 by RA Capital Management, LLC, this amount represents 1,523,006 shares held of record by RA Capital Healthcare Fund, L.P. and 21,758 shares held of record by RA Capital Healthcare Fund II, L.P. Voting and/or dispositive power decisions with respect to the shares held by RA Capital Healthcare Fund, L.P. and RA Capital Healthcare Fund II, L.P. are made by the manager, Peter Kolchinsky, of their general partner, RA Capital Management, LLC.

(7)	Includes 1,036,743 shares subject to options exercisable within 60 days of June 29, 2009. Excludes 350,078 shares subject to options that are not exercisable within 60 days of June 29, 2009 and 75,000 restricted stock units (“Restricted Units”) that shall not vest within 60 days of June 29, 2009.

(8)	Includes 30,000 shares subject to options exercisable within 60 days of June 29, 2009. Includes 935,831 shares held of record by Care Capital Investments II, LP and 64,169 shares held of record by Care Capital Offshore Investments II, LP. Dr. Karabelas is a managing member of Care Capital II, LLC. Care Capital II, LLC is the general partner of Care Capital Investments II, LP and Care Capital Offshore Investments II, LP. Dr. Karabelas disclaims beneficial ownership of the shares held by Care Capital Investments II, LP and Care Capital Offshore Investments II, LP except to the extent of his pecuniary interest therein, the amount of which cannot currently be determined.

(9)	Includes 30,000 shares subject to options exercisable within 60 days of June 29, 2009. Includes 935,831 shares held of record by Care Capital Investments II, LP and 64,169 shares held of record by Care Capital Offshore Investments II, LP. Mr. Ramsay is a managing member of Care Capital II, LLC. Care Capital II, LLC is the general partner of Care Capital Investments II, LP and Care Capital Offshore Investments II, LP. Mr. Ramsay disclaims beneficial ownership of the shares held by Care Capital Investments II, LP and Care Capital Offshore Investments II, LP except to the extent of his pecuniary interest therein, the amount of which cannot currently be determined.

(10)	Includes 536,282 shares subject to options exercisable within 60 days of June 29, 2009. Excludes 194,175 shares subject to options that are not exercisable within 60 days of June 29, 2009 and 25,000 Restricted Units that shall not vest within 60 days of June 29, 2009.

(11)	Includes 55,520 shares subject to options exercisable within 60 days of June 29, 2009. Excludes 9,480 shares subject to options that are not exercisable within 60 days of June 29, 2009.

(12)	Includes 39,692 shares subject to options exercisable within 60 days of June 29, 2009. Excludes 882 shares subject to options that are not exercisable within 60 days of June 29, 2009.

(13)	Includes 30,000 shares subject to options exercisable within 60 days of June 29, 2009.

(14)	Includes 35,624 shares subject to options exercisable within 60 days of June 29, 2009. Excludes 16,876 shares subject to options that are not exercisable within 60 days of June 29, 2009.

(15)	Includes 51,458 shares subject to options exercisable within 60 days of June 29, 2009.

(16)	Includes 138,208 shares subject to options exercisable within 60 days of June 29, 2009.

(17)	Includes 35,795 shares subject to options exercisable within 60 days of June 29, 2009. Excludes 124,663 shares subject to options that are not exercisable within 60 days of June 29, 2009 and 20,000 Restricted Units that shall not vest within 60 days of June 29, 2009.

(18)	Includes 15,180 shares subject to options exercisable within 60 days of June 29, 2009. Excludes 116,070 shares subject to options that are not exercisable within 60 days of June 29, 2009 and 20,000 Restricted Units that shall not vest within 60 days of June 29, 2009.

(19)	Includes 935,831 shares held of record by Care Capital Investments II, LP and 64,169 shares held of record by Care Capital Offshore Investments II, LP. Dr. Karabelas and Mr. Ramsay are managing members of Care Capital II, LLC. Care Capital II, LLC is the general partner of Care Capital Investments II, LP and Care Capital Offshore Investments II, LP. Dr. Karabelas and Mr. Ramsay disclaims beneficial ownership of the shares held by Care Capital Investments II, LP and Care Capital Offshore Investments II, LP except to the extent of their respective pecuniary interest therein, the amount of which cannot currently be determined. Includes 1,844,836 shares subject to options exercisable within 60 days of June 29, 2009 held by our current executive officers and directors. Excludes 812,224 shares subject to options that are not exercisable within 60 days of June 29, 2009. Excludes 140,000 Restricted Units held by our current executive officers and directors that shall not vest within 60 days of June 29, 2009. Excludes shares subject to options held by Steven Shallcross, Paolo Baroldi and Albert Gianchetti as a result of the termination of employment of Mr. Shallcross and Mr. Baroldi on January 9, 2009 and Mr. Gianchetti on December 1, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Other than as set forth below based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2008, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

On December 2, 2008, Tang Capital Partners, L.P. filed a Form 4 with the SEC, indicating that it acquired an additional 145,000 shares of Vanda common stock on November 20, 2008, bringing its aggregate holdings to 3,665,852 shares of common stock. This Form 4 was not timely filed.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following paragraphs discuss the principles underlying our executive compensation decisions and the most important factors relevant to an analysis of these decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section.

Our compensation of executives is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations. Our executives’ compensation has three primary components — salary, a yearly cash incentive bonus, and stock awards.

•	Base Salary. We fix the base salary of each of our executives at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base salaries paid by similarly situated companies in the field of biotechnology and the base salaries of other private and public companies with which we believe we compete for talent. To this end, we subscribe to executive compensation surveys and other databases and review them when making an executive hiring decision and annually when we review executive compensation.

•	Cash Incentive Bonus. We designed the cash incentive bonuses for each of our executives to focus him or her on achieving key clinical, operational and/or financial objectives within a yearly time horizon, as described in more detail below.

•	Stock Options and Restricted Stock Units. We use stock options and restricted stock units to reward long-term performance; these options and units are intended to produce significant value for each executive if the Company’s performance is outstanding and if the executive has an extended tenure.

We view our three primary components of our executive compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information we deem relevant, such as the survey data referred to above. We believe that, as is common in the biotechnology sector, stock awards are the primary motivator in attracting and retaining executives, and that salary and cash incentive bonuses are secondary considerations. Except as described below, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive team and the need to tailor each executive’s award to attract and retain that executive.

In addition to the three primary components of compensation described above, we provide our executives with benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans, matching 401(k) contributions and group life and disability insurance. We also provide our executives with certain additional benefits in the event of a change of control of the Company, as described in more detail below.

Our Compensation Committee’s current intent is to perform annually a strategic review of our executive officers’ cash compensation and share and option holdings to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies. Our Compensation Committee’s most recent review occurred in December 2008. This review is described in more detail below. Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our President and Chief Executive Officer, our Chief Business Officer and our Chief Financial Officer. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our President and Chief Executive Officer), the Compensation Committee typically considers the recommendations of our President and Chief Executive Officer.

We account for the equity compensation expense for our employees under the rules of SFAS 123(R), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense is not material to our financial position. We structure cash incentive bonus compensation so that it is taxable to our employees at the time it becomes available to them. It is not anticipated that any executive officer’s annual taxable compensation will exceed $1 million, and the Company has accordingly not made an effort to qualify for an exemption from the $1 million limitation on compensation deductions under Section 162(m) of the Internal Revenue Code with respect to cash compensation or stock units. Our option grants are designed to be exempt from the $1 million limit.

Benchmarking of Base Compensation and Equity Holdings

At its November 2007 meeting, our Compensation Committee determined that our executive officers’ salaries, cash incentive bonuses and equity holdings were at or near the median of executives with similar roles at comparable pre-public and recently public companies and that no material changes should be made to the compensation levels of our executive officers at that time. This median was derived based on a report we obtained from Towers Perrin. The report compared our executive compensation with that of 22 comparable companies, including ACADIA Pharmaceuticals Inc., Acorda Therapeutics, Inc., Anesiva, Inc., Arena Pharmaceuticals, Inc., Aspreva Pharmaceuticals Corporation, Barrier Therapeutics, Inc., CV Therapeutics, Inc., Cypress Bioscience Inc., Dendreon Corporation, Indevus Pharmaceuticals Inc., Inspire Pharmaceuticals, Inc., InterMune, Inc., ISTA Pharmaceuticals, Inc., Jazz Pharmaceuticals, Inc., Neurocrine Biosciences, Inc., Osiris Therapeutics, Inc., Santarus, Inc., Somaxon Pharmaceuticals, Inc., Targacept, Inc., Tercica, Inc., XenoPort, Inc. and ZymoGenetics Inc. The selection of the peer group members was based on factors such as geography, employee headcount, research and development expenses, capitalization, product pipeline, and therapeutic focus. Our Compensation Committee realizes that benchmarking the Company’s compensation against the compensation earned at comparable companies may not always be appropriate, but it believes that engaging in a comparative analysis of the Company’s compensation practices from time to time is useful at this point in the life cycle of the Company. In instances where an executive officer is uniquely critical to our success, or in the event of Company achievements that exceed expectations, the Compensation Committee may provide compensation above the median referred to above. Our Compensation Committee also granted additional options to each of our executives in January 2008 in order to provide and preserve significant incentives for these executives to achieve additional Company milestones, including the further development and marketing of our products, particularly the commercialization of Fanapttm, and the consummation of one or more strategic transactions. We did not obtain a new report on peer group compensation in 2008, and we did not change our base salaries and target bonuses for 2009. We believe that, given the industry in which we operate and the corporate culture we have created, our compensation levels are generally sufficient to retain our existing executive officers and to hire new executive officers when and as required.

Equity Compensation

Since our initial public offering on April 12, 2006, we have made option grants based on the closing market value of our stock as reported on the Nasdaq Global Market on the date of grant. The value of the shares subject to our 2008 option grants to executive officers is reflected in the “2008 grants of plan-based awards” table below.

We do not have any program, plan or obligation that requires us to grant equity compensation to any executive on specified dates. The authority to make equity grants to executive officers rests with our Compensation Committee, although, as noted above, the Compensation Committee does consider the recommendations of our President and Chief Executive Officer in setting the compensation of our other executives, as well as the recommendations of the other members of our Board of Directors.

On January 4, 2008, the Compensation Committee granted options to the Company’s executives as set forth in the table below. Each of these options had an exercise price of $5.76, the closing price of the Company’s Common Stock on January 4, 2008. Each option becomes exercisable in equal monthly installments over four years, when the executive completes each month of continuous service with the Company after January 4, 2008. These options were granted to provide significant incentives for these executives to achieve additional Company milestones, including the further development and marketing of our products, particularly the commercialization of Fanapttm, and the consummation of one or more strategic transactions.

Number of shares
underlying
January 4, 2008
Name	option grant

Mihael H. Polymeropoulos, M.D. President and Chief Executive Officer	250,000
Steven A. Shallcross Senior Vice President, Chief Financial Officer and Treasurer	120,000
Paolo Baroldi, M.D., Ph.D. Senior Vice President and Chief Medical Officer	125,000
William D. “Chip” Clark Senior Vice President, Chief Business Officer and Secretary	120,000
Albert W. Gianchetti Senior Vice President and Chief Commercial Officer	100,000

On December 16, 2008, the Compensation Committee granted restricted stock units (“RSUs”) to certain of the Company’s executives as set forth in the table below. 50% of the these RSUs vested on May 6, 2009 following approval by the FDA of the NDA for Fanapttm and 50% shall vest on December 31, 2009 provided that the executive has continuously provided service to the Company through December 31, 2009. These RSUs were granted to provide significant incentives for these executives to continue the Company’s pursuit of FDA approval for Fanapttm and to achieve additional Company milestones.

	Number of RSUs
	underlying
	December 16, 2008
Name	grant

Mihael H. Polymeropoulos, M.D. President and Chief Executive Officer	150,000	*
William D. “Chip” Clark Senior Vice President, Chief Business Officer and Secretary	50,000	**

*	75,000 RSUs vested on May 6, 2009 following approval by FDA of the NDA for Fanapttm. The remaining 75,000 RSUs shall vest on December 31, 2009 provided Dr. Polymeropoulos provides continuous service to the Company through such date.

**	25,000 RSUs vested on May 6, 2009 following approval by FDA of the NDA for Fanapttm. The remaining 25,000 RSUs shall vest on December 31, 2009 provided Mr. Clark provides continuous service to the Company through such date.

Cash Incentive Bonuses

Yearly cash incentive bonuses for our executives are established as part of their respective individual employment agreements or offer letters. Each of these employment agreements or offer letters provides that the executive will receive a cash incentive bonus determined in the discretion of our Board of Directors, with a target bonus amount specified for that executive based on individualized objective and subjective criteria. These criteria are established by the Compensation Committee and approved by the full Board of Directors on an annual basis, and include specific objectives relating to the achievement of clinical, regulatory, business and/or financial milestones. For 2008, these criteria included FDA approval of Fanapttm, preparing for the commercial launch of Fanapttm, completion of the tasimelteon Phase III trial in chronic insomnia, the successful completion of a financing, the completion of one or more strategic partnerships and the execution of our hiring plan. The target cash incentive bonus amount for each of our executives for the year ended December 31, 2008, was as follows:

•	Mihael H. Polymeropoulos, M.D., President and Chief Executive Officer: 40% of base salary

•	Steven A. Shallcross, Senior Vice President, Chief Financial Officer and Treasurer: 25% of base salary

•	Paolo Baroldi, M.D., Ph.D., Senior Vice President and Chief Medical Officer: 25% of base salary

•	William D. “Chip” Clark, Senior Vice President, Chief Business Officer and Secretary: 25% of base salary

•	Albert W. Gianchetti, Senior Vice President and Chief Commercial Officer: 25% of base salary

We did not pay any cash incentive bonuses for 2008 in part because we did not achieve a number of the regulatory, business and financial milestones set forth above and also because our Board of Directors did not believe that, in light of the current global financial crisis, paying such bonuses was advisable or in the best interests of the Company and its stockholders.

As a percentage of base salary, the target cash incentive bonus amount for each of our executives for the year ending December 31, 2009, is as follows:

•	Mihael H. Polymeropoulos, M.D., President and Chief Executive Officer: 40% of base salary

•	William D. “Chip” Clark, Senior Vice President, Chief Business Officer and Secretary: 25% of base salary

•	John J. Feeney, M.D., Acting Chief Medical Officer: 25% of base salary.

•	Stephanie R. Irish, Acting Chief Financial Officer and Treasurer: 25% of base salary.

Given that the Company has not yet generated revenues, the Compensation Committee has not considered whether the Company would attempt to recover cash incentive bonuses to the extent that they were paid based on our financial performance and one or more measures of our financial performance are subsequently restated in a downward direction.

Severance and Change in Control Benefits

Each of our executives has a provision in his or her employment agreement, offer letter or other agreement with the Company providing for certain severance benefits in the event of termination without cause, as well as a provision providing for the acceleration of his or her then unvested options in the event of termination without cause following a change in control of the Company. These severance and acceleration provisions are described in the “— Employment Agreements” section below, and certain estimates of these severance and change of control benefits are provided in “— Estimated payments and benefits upon termination” below.

In addition to these severance benefits, our Compensation Committee authorized the Company to enter into tax indemnity agreements with Drs. Polymeropoulos and Baroldi and Messrs. Clark, Shallcross and Gianchetti. Under these tax indemnity agreements, the Company or its successor will reimburse the executive officers for any excise tax that they are required to pay under Section 4999 of the Internal Revenue Code of 1986, as amended, as well as the income and excise taxes imposed on the reimbursement. Section 4999 imposes a 20% excise tax on payments and distributions that are made or accelerated (or the vesting of which is accelerated) as a result of a change in control of the Company. The excise tax applies only if the aggregate value of those payments and distributions equals or exceeds 300% of the executive officer’s average annual compensation from the Company for the last five completed calendar years or, if less, all years of his employment with the Company. If the tax applies, it attaches to the excess of the aggregate value of the payments and distributions over 100% of the executive officer’s average annual compensation. In the Company’s case, the payments and distributions consist of the continuation of salary, incentive bonus and health insurance coverage for varying periods of time and accelerated vesting of stock options to varying degrees. The Compensation Committee approved these tax indemnity agreements to preserve the financial incentives we created by granting stock options to our senior executives, and to continue to provide motivation for these executives to stay with Vanda and act in the best interests of our stockholders at all times.

Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. There were no special benefits or perquisites provided to any executive officer in 2008. The Company provides matching contributions of up to 50% to the first 6% contribution of each employee’s 401(k) contribution per pay period.

Recent Developments

On December 16, 2008, the Company committed to a plan of termination that resulted in a workforce reduction. As part of this workforce reduction, the employment of Paolo Baroldi, M.D., Ph.D., Senior Vice President and Chief Medical Officer, and Steven A. Shallcross, Senior Vice President, Chief Financial Officer and Treasurer, terminated. Dr. Baroldi and Mr. Shallcross continued their employment through January 9, 2009. In addition, on December 16, 2008, the Company promoted John J. Feeney III, M.D. to the position of Acting Chief Medical Officer of the Company, effective as of January 9, 2009 and the Company promoted Stephanie R. Irish to the position of Acting Chief Financial Officer and Treasurer of the Company, effective as of January 9, 2009.

On May 22, 2009, the Company entered into new employment agreements with each of Stephanie R. Irish, the Company’s Acting Chief Financial Officer and John J. Feeney, III, MD, the Company’s Acting Chief Medical Officer.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee:

Argeris N. Karabelas, M.D. (Chairman)
Howard H. Pien
H. Thomas Watkins

2 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Vanda under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2008 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s “principal executive officer,” “principal financial officer” and the three other highest paid executive officers (together, our “named executive officers”) for the years ended December 31, 2008, 2007 and 2006:

				Stock	Option	Non-equity	All other
		Salary	Bonus	awards	awards	incentive plan	compensation		Total
Name and principal position	Year	($)	($)	($)(1)	($)(2)	compensation ($)(3)	($)		($)

Mihael H. Polymeropoulos, M.D.	2008	442,000	—	1,723	6,337,617	—	6,900	(7)	6,788,240
President and Chief Executive	2007	420,978	—	—	7,749,590	135,000	6,750	(7)	8,312,318
Officer	2006	375,533	—	—	2,976,966	250,000	6,582	(7)	3,609,081
Steven A. Shallcross(4)	2008	291,200	—	—	710,306	—	412,604	(8)	1,414,110
Senior Vice President, Chief	2007	277,500	—	—	1,527,760	70,000	6,750	(7)	1,882,010
Financial Officer and Treasurer	2006	250,000	—	—	585,619	93,750	6,600	(7)	935,969
Paolo Baroldi, M.D., Ph.D.(5)	2008	320,000	—	—	92,102	—	436,396	(9)	848,498
Senior Vice President and	2007	277,500	—	—	1,131,985	72,000	7,063	(7)	1,488,548
Chief Medical Officer	2006	122,917	30,000	—	103,197	93,750	63,619	(10)	413,483
William D. “Chip” Clark	2008	312,000	—	574	3,038,514	—	6,900	(7)	3,357,988
Senior Vice President, Chief	2007	294,728	—	—	3,835,916	70,000	10,311	(7)	4,210,955
Business Officer and Secretary	2006	235,971	—	—	1,493,222	118,000	3,039	(7)	1,850,232
Albert W. Gianchetti	2008	281,233	35,000	7,528	246,859	—	453,264	(11)	1,023,884
Senior Vice President and Chief	2007	54,839	100,000	4,652	89,539	73,750	4,181	(12)	326,961
Commercial Officer(6)

(1)	The amounts reported in the Stock awards column reflect the accounting expense associated with the awards of restricted stock units to each of the Named Executive Officers, calculated in accordance with SFAS 123(R). Even though the awards may be forfeited, the amounts do not reflect this contingency.

The Company cautions that the amounts reported in the 2008 Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value depended on the approval of the NDA for Fanapttm from the FDA and continued employment. Additional information on all outstanding stock awards is reflected in the 2008 Outstanding Equity Awards at 2008 Year-End table.

See the note to our consolidated financial statements under the caption “Accounting for stock-based compensation” included in our annual report on Form 10-K/A for a discussion of assumptions made by the Company in determining the grant date fair value and compensation costs of our equity awards.

(2)	Amount reflects the compensation cost for the years ended December 31, 2008, 2007 and 2006 of the named executive officer’s options, calculated in accordance with SFAS 123(R) and using a Black-Scholes-Merton valuation model. Even though the awards may be forfeited, the amounts do no reflect this contingency.

The Company cautions that the amounts reported in the 2008 Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s stock price and, except for Dr. Polymeropoulos, continued employment. Additional information on all outstanding stock awards is reflected in the 2008 Outstanding Equity Awards at 2008 Year-end table.

See the note to our consolidated financial statements under the caption “Accounting for stock-based compensation” included in our annual report on Form 10-K/A for a discussion of assumptions made by the Company in determining the grant date fair value and compensation costs of our equity awards.

(3)	There were no cash bonuses paid to officers in 2009 that were earned in 2008. Reflects amounts paid in January 2008 for cash incentive bonuses earned for the year 2007 and amounts paid in January 2007 for cash incentive bonuses earned for the year 2006.

(4)	Mr. Shallcross left the Company in January 2009

(5)	Dr. Baroldi left the Company in January 2009.

(6)	Mr. Gianchetti joined the Company in October 2007 and left the Company in December 2008.

(7)	Includes contributions made by the Company to match executives’ respective 401(k) plan contributions.

(8)	Includes $6,900 in 401(k) matching contributions made by the Company and $405,704 paid or accrued on account of severance benefits payable pursuant to an Employment Agreement between Mr. Shallcross and the Company in connection with the termination of his employment.

(9)	Includes $6,900 in 401(k) matching contributions made by the Company and $429,496 paid or accrued on account of severance benefits payable pursuant to an Employment Agreement between Dr. Baroldi and the Company in connection with the termination of his employment.

(10)	Includes $938 in 401(k) matching contributions made by the Company, $49,934 in relocation expenses paid by the Company and $12,747 in tax costs by the Company relating to such relocation expenses.

(11)	Includes a living allowance of $30,245 paid to Mr. Gianchetti by the Company and $423,019 paid or accrued on account of severance benefits payable pursuant to an Employment Agreement between Mr. Gianchetti and the Company in connection with the termination of his employment.

(12)	Reflects temporary housing expense in connection with Mr. Gianchetti’s employment.

Employment Agreements

We entered into offer letters or employment agreements with each of Mihael H. Polymeropoulos, M.D., our President and Chief Executive Officer, Steven A. Shallcross, our former Senior Vice President, Chief Financial Officer and Treasurer, Paolo Baroldi, M.D., Ph.D., our former Senior Vice President and Chief Medical Officer, William D. “Chip” Clark, our Senior Vice President, Chief Business Officer and Secretary and Albert W. Gianchetti, our former Senior Vice President and Chief Commercial Officer.

Mihael Polymeropoulos, M.D.  We entered into an employment agreement in February 2005 with Dr. Polymeropoulos, which provides for an annual base salary of not less than $362,250 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance goals. (Dr. Polymeropoulos’ current base salary is $442,000.) If Dr. Polymeropoulos’ employment is terminated without cause, he becomes permanently disabled, or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination: (1) a cash payment of his monthly base salary for 12 months; (2) payment of his monthly COBRA health insurance premiums; and (3) a bonus in an amount determined as follows: (a) if he is terminated prior to the first anniversary of this agreement, a pro-rata portion of the anticipated first-year target cash incentive bonus will be paid to him; (b) if he is terminated on or following the first anniversary and prior to the third, the amount will equal the greater of the most recent target cash incentive bonus or the average target cash incentive bonuses awarded for the prior years; or (c) if he is terminated on or following the third anniversary, the amount will be equal to the greater of the most recent target cash incentive bonus or the average target cash incentive bonus awarded for the prior three years. In addition, if, following a change in control, Dr. Polymeropoulos is terminated without cause, or he terminates his employment for good reason, he will become vested in 100% of his then unvested shares and options. In addition to the benefits provided in his employment agreement, the Company entered into a tax indemnity agreement with Dr. Polymeropoulos in November of 2007 that provides certain benefits to him in the event of a change in control of the Company, as described below in “— Severance and change in control arrangements.”

Steven A. Shallcross.  We entered into an employment agreement in October 2005 with Mr. Shallcross, which provides for an annual base salary of not less than $250,000 and the possibility of an annual target cash incentive bonus equal to 25% of his annual base salary upon achievement of certain performance criteria. If Mr. Shallcross’ employment is terminated without cause, he becomes permanently disabled, or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination: (1) a cash payment of his monthly base salary for 12 months; (2) payment of his monthly COBRA health insurance premiums; and (3) a bonus in an amount determined as follows: (a) if he is terminated prior to the first anniversary of this agreement, a pro-rata portion of the anticipated first-year target cash incentive bonus will be paid to him; (b) if he is terminated on or following the first anniversary and prior to the third, the amount will equal the greater of the most recent target cash incentive bonus or the average target cash incentive bonuses awarded for the prior years; or (c) if he is terminated on or following the third anniversary, the amount will be equal to the greater of the most recent target cash incentive bonus or the average target cash incentive bonus awarded for the prior three years. In addition, if, following a change in control, Mr. Shallcross is terminated without cause, or he terminates his employment for good reason, he will become vested in 24 months’ worth of his then unvested shares and options granted prior to January, 2007 by the terms of his employment agreement. Mr. Shallcross will also become vested in all of the shares underlying his options granted in January 2007 or thereafter in the event that, following a change in control, Mr. Shallcross is terminated without cause, or he terminates his employment for good reason. In addition to the benefits provided in his employment agreement, the Company entered into a tax indemnity agreement with Mr. Shallcross in November of 2007 that provides certain benefits to him in the event of a change in control of the Company, as described below in “— Severance and change in control arrangements.”

Mr. Shallcross’ employment terminated on January 9, 2009. Pursuant to Mr. Shallcross’ employment agreement, and in exchange for a release of all claims, he is receiving his monthly base salary for 12 months, payment of his monthly COBRA health insurance premiums for 12 months, a cash payment of $72,800 and an additional three months of vesting under each of his outstanding stock options granted under the Company’s equity incentive plans, with six months following the termination of his employment to exercise any of such options.

Paolo Baroldi, M.D., Ph.D.  We entered into an employment agreement in July 2006 with Dr. Baroldi, which provides for an annual base salary of not less than $250,000 and the possibility of an annual target cash incentive bonus equal to 25% of his annual base salary. If Dr. Baroldi’s employment is terminated without cause, he becomes permanently disabled, or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination: (1) a cash payment of his monthly base salary for 12 months; (2) payment of his monthly COBRA health insurance premiums; and (3) a bonus in an amount determined as follows: (a) if he is terminated prior to the first anniversary of this agreement, a pro-rata portion of the anticipated first-year target cash incentive bonus will be paid to him; (b) if he is terminated on or following the first anniversary and prior to the third, the amount will equal the greater of the most recent target cash incentive bonus or the average target cash incentive bonuses awarded for the prior years; or (c) if he is terminated on or following the third anniversary, the amount will be equal to the greater of the most recent target cash incentive bonus or the average target cash incentive bonus awarded for the prior three years. In addition, if, following a change in control, Dr. Baroldi is terminated without cause, or he terminates his employment for good reason, he will become vested in 24 months’ worth of his then unvested shares and options granted prior to January 2007 by the terms of his employment agreement. Dr. Baroldi will also become vested in all of the shares underlying his options granted in January 2007 or thereafter in the event that, following a change in control, Dr. Baroldi is terminated without cause, or he terminates his employment for good reason. In addition to the benefits provided in his employment agreement, the Company entered into a tax indemnity agreement with Dr. Baroldi in November of 2007 that provides certain benefits to him in the event of a change in control of the Company, as described below in “— Severance and change in control arrangements.”

Dr. Baroldi’s employment terminated on January 9, 2009. Pursuant to Dr. Baroldi’s employment agreement, and in exchange for a release of all claims, he is receiving his monthly base salary for 12 months, payment of his monthly COBRA health insurance premiums for 12 months, a cash payment of $80,000 and an additional three months of vesting under each of his outstanding stock options granted under the Company’s equity incentive plans, with six months following the termination of his employment to exercise any of such options.

William D. “Chip” Clark.  We entered into an employment agreement in February 2005 with Mr. Clark, which provides for an annual base salary of not less than $227,625 and the possibility of an annual target cash incentive bonus equal to 25% of his annual base salary upon achievement of certain performance criteria. (Mr. Clark’s current base salary is $312,000.) If Mr. Clark’s employment is terminated without cause, he becomes permanently disabled, or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination: (1) a cash payment of his monthly base salary for 12 months; (2) payment of his monthly COBRA health insurance premiums; and (3) a bonus in an amount determined as follows: (a) if he is terminated prior to the first anniversary of this agreement, a pro-rata portion of the anticipated first-year target cash incentive bonus will be paid to him; (b) if he is terminated on or following the first anniversary and prior to the third, the amount will equal the greater of the most recent target cash incentive bonus or the average target cash incentive bonuses awarded for the prior years; or (c) if he is terminated on or following the third anniversary, the amount will be equal to the greater of the most recent target cash incentive bonus or the average target bonus awarded for the prior three years. In addition, if, following a change in control, Mr. Clark is terminated without cause, or he terminates his employment for good reason, he will become vested in 24 months’ worth of his then unvested shares and options granted prior to January, 2007 by the terms of his employment agreement. Mr. Clark will also become vested in all of the shares underlying his options granted in January 2007 or thereafter (set forth in “Compensation Discussion and Analysis — Recent Developments”) in the event that, following a change in control, Mr. Clark is terminated without cause, or he terminates his employment for good reason. In addition to the benefits provided in his employment agreement, the Company entered into a tax indemnity agreement with Mr. Clark in November of 2007 that provides certain benefits to him in the event of a change in control of the Company, as described above in “— Severance and change in control benefits.”

Albert W. Gianchetti.  We entered into an employment agreement in October 2007 with Mr. Gianchetti, which provides for an annual base salary of not less than $295,000 and the possibility of an annual target cash incentive bonus equal to 25% of his annual base salary upon achievement of certain performance criteria. If Mr. Gianchetti’s employment is terminated without cause or he becomes permanently disabled, he will receive the following severance benefits following his employment termination: (1) a cash payment of his monthly base salary for 12 months; (2) payment of his monthly COBRA health insurance premiums; and (c) a bonus in an amount determined as follows: (a) if he is terminated prior to the first anniversary of this agreement, a pro-rata portion of the anticipated first-year target cash incentive bonus will be paid to him; (b) if he is terminated on or following the first anniversary and prior to the third, the amount will equal the greater of the most recent target cash incentive bonus or the average target cash incentive bonuses awarded for the prior years; or (c) if he is terminated on or following the third anniversary, the amount will be equal to the greater of the most recent target cash incentive bonus or the average target bonus awarded for the prior three years. In addition, if, following a change in control, Mr. Gianchetti is terminated without cause, or he terminates his employment for good reason, he will become vested in 24 months’ worth of his then unvested shares and options granted in October 2007 by the terms of his employment agreement. Mr. Gianchetti will also become vested in all of the shares underlying his options granted in January 2008 or thereafter in the event that, following a change in control, Mr. Gianchetti is terminated without cause, or he terminates his employment for good reason. In addition to the benefits provided in his employment agreement, the Company entered into a tax indemnity agreement with Mr. Gianchetti in November of 2007 that provides certain benefits to him in the event of a change in control of the Company, as described above in “— Severance and change in control benefits.”

On December 1, 2008, Mr. Gianchetti’s employment terminated. Pursuant to Mr. Gianchetti’s employment agreement and in exchange for a release of all claims, he is receiving a cash payment of his monthly base salary for 12 months, payment of his monthly COBRA health insurance premiums for 12 months and a cash payment of $76,700.

2008 Grants of Plan-Based Awards

The following table sets forth each plan-based award granted to the Company’s named executive officers during the year ended December 31, 2008.

			All other
		All other	option awards:		Grant date
		stock awards:	number of	Exercise or	fair value of
		number of	securities	base price	stock and
	Grant	shares of	underlying	of option	option
Name	date	stock (#)	options (#)	awards ($/Sh)	awards ($)(1)

Mihael H. Polymeropoulos, M.D.	01/04/08	—	250,000	5.76	927,100
	12/16/08	150,000	—	.57	85,500
Steven A. Shallcross	01/04/08	—	120,000	5.76	445,008
Paolo Baroldi, M.D., Ph.D.	01/04/08	—	125,000	5.76	463,550
William D. “Chip” Clark	01/04/08	—	120,000	5.76	445,008
	12/16/08	50,000	—	.57	28,500
Albert W. Gianchetti	01/04/08	—	100,000	5.76	370,840

(1)	Represents the fair value of each stock option or restricted stock grant as of the date it was granted, in accordance with SFAS 123(R) and using a Black-Scholes-Merton valuation model. Even though the awards may be forfeited, the amounts do no reflect this contingency.

Description of Certain Awards Granted in 2008

On January 4, 2008, we granted an option to Dr. Mihael Polymeropoulos to purchase a total of 250,000 shares of our Common Stock. The option vests with respect to 5,208 shares each month after January 4, 2008, that Dr. Polymeropoulos remains employed with us.

On December 16, 2008, we granted 150,000 restricted stock units (“RSUs”) to Dr. Mihael Polymeropoulos. 75,000 of the RSUs vested on May 6, 2009 following approval by the FDA of the NDA for Fanapttm. The remaining 75,000 RSUs shall vest on December 31, 2009, provided that Dr. Polymeropoulos has continuously provided service to the Company through December 31, 2009.

On January 4, 2008, we granted an option to Mr. Steven Shallcross to purchase a total of 120,000 shares of our Common Stock. The option vested with respect to 2,500 shares each month after January 4, 2008, that Mr. Shallcross remained employed with us.

On January 4, 2008, we granted an option to Dr. Paolo Baroldi to purchase a total of 125,000 shares of our Common Stock. The option vested with respect to 2,604 shares each month after January 4, 2008, that Dr. Baroldi remained employed with us.

On January 4, 2008, we granted an option to Mr. William “Chip” Clark to purchase a total of 120,000 shares of our Common Stock. The option vests with respect to 2,500 shares each month after January 4, 2008, that Mr. Clark remains employed with us.

On December 16, 2008, we granted 50,000 RSUs to Mr. William “Chip” Clark. 25,000 of the RSUs vested on May 6, 2009 following approval by the FDA of the NDA for Fanapttm. The remaining 25,000 RSUs shall vest on December 31, 2009, provided that Mr. Clark has continuously provided service to the Company through December 31, 2009.

On January 4, 2008, we granted an option to Mr. Albert Gianchetti to purchase a total of 100,000 shares of our Common Stock. The option vested with respect to 2,083 shares each month after January 4, 2008, that Mr. Gianchetti remained employed with us.

Outstanding Equity Awards at 2008 Year-End

The following table sets forth information regarding each unexercised option and unvested stock grant held by each of our named executive officers as of December 31, 2008.

Option awards	Stock awards
Market value
Number of	Number of	Number of	of shares
securities	securities	shares or	or units
underlying	underlying	Option	units of	of stock
unexercised	unexercised	exercise	Option	stock that	that have
options (#)	options (#)	price	expiration	have not	not vested
Name	exercisable	unexercisable	($)	date	vested (#)	($)

Mihael H. Polymeropoulos, M.D.	42,802	5,352	(1)	0.33	02/10/15	—	—
318,063	77,558	(2)	0.33	09/28/15	—	—
142,778	47,595	(3)	4.73	12/29/15	—	—
239,584	260,416	(4)	30.65	01/30/17	—	—
57,291	192,709	(5)	5.76	01/03/18	—	—
—	—	—	—	150,000	$75,000	(6)
Steven A. Shallcross	22,502	19,042	(7)	0.83	11/14/15	—	—
46,227	16,996	(8)	4.73	12/29/15	—	—
45,520	49,480	(9)	30.65	01/30/17	—	—
27,500	92,500	(10)	5.76	01/03/18	—	—
Paolo Baroldi, M.D., Ph.D.	36,507	23,920	(11)	8.30	07/06/16	—	—
17,499	17,501	(12)	24.71	12/13/16	—	—
33,541	36,459	(13)	30.65	01/30/17	—	—
28,645	96,355	(14)	5.76	01/03/18
William D. “Chip” Clark	44,868	—	(15)	0.33	09/01/14	—	—
43,126	2,015	(16)	0.33	02/10/15	—	—
167,000	38,541	(17)	0.33	09/28/15	—	—
29,929	9,978	(18)	4.73	12/29/15	—	—
119,792	130,208	(19)	30.65	01/30/17	—	—
27,500	92,500	(20)	5.76	01/03/18	—	—
—	—	—	—	50,000	$25,000	(21)
Albert W. Gianchetti	24,374	—	(22)	16.24	03/01/09	—	—
20,833	—	(23)	5.76	03/01/09	—	—

(1)	The option vests with respect to 2,675 additional shares each month after December 2008, provided that Dr. Polymeropoulos remains employed with us.

(2)	The option vests with respect to 8,617 additional shares each month after December 2008, provided that Dr. Polymeropoulos remains employed with us.

(3)	The option vests with respect to 3,966 additional shares each month after December, 2008, provided that Dr. Polymeropoulos remains employed with us.

(4)	The option vests with respect to 10,416 additional shares each month after December 2008, provided that Dr. Polymeropoulos remains employed with us.

(5)	The option vests with respect to 5,208 additional shares each month after December 2008, provided that Dr. Polymeropoulos remains employed with us.

(6)	The restricted stock units vested with respect to 50% of such units upon approval by the FDA of the NDA for Fanapttm on May 6, 2009 and 50% of such units vest on December 31, 2009 provided that Dr. Polymeropoulos remains employed with us. The closing price of Vanda Pharmaceuticals’ common stock as reported on The NASDAQ Global Market was $.50 on December 31, 2008.

(7)	The option vests with respect to 1,730 additional shares each month after December 2008, provided that Mr. Shallcross remains employed with us.

(8)	The option vests with respect to 1,416 additional shares each month after December 2008, provided that Mr. Shallcross remains employed with us.

(9)	The option vests with respect to 1,979 additional shares each month after December 2008, provided that Mr. Shallcross remains employed with us.

(10)	The option vests with respect to 2,500 additional shares each month after December 2008, provided that Mr. Shallcross remains employed with us.

(11)	The option vests with respect to 1,258 additional shares each month after December 2008, provided that Dr. Baroldi remains employed with us.

(12)	The option vests with respect to 729 additional shares for each month after December 2008, provided that Dr. Baroldi remains employed with us.

(13)	The option vests with respect to 1,458 additional shares each month after December 2008, provided that Dr. Baroldi remains employed with us.

(14)	The option vests with respect to 2,604 additional shares each month after December 2008, provided that Dr. Baroldi remains employed with us.

(15)	Mr. Clark is fully vested with respect to this grant.

(16)	The option vests with respect to 1,007 additional shares each month after December 2008, provided that Mr. Clark remains employed with us.

(17)	The option vests with respect to 4,282 additional shares each month after December 2008, provided that Mr. Clark remains employed with us.

(18)	The option vests with respect to 831 additional shares each month after December 2008, provided that Mr. Clark remains employed with us.

(19)	The option vests with respect to 5,208 additional shares each month after December 2008, provided that Mr. Clark remains employed with us.

(20)	The option vests with respect to 2,500 additional shares each month after December 2008, provided that Mr. Clark remains employed with us.

(21)	The restricted stock units vested with respect to 50% of such units upon approval by the FDA of the NDA for Fanapttm on May 6, 2009 and 50% of such units vest on December 31, 2009 provided that Mr. Clark remains employed with us. The closing price of Vanda Pharmaceuticals’ common stock as reported on the NASDAQ Global Market was $.50 on December 31, 2008.

(22)	Mr. Gianchetti’s employment with Vanda Pharmaceuticals terminated as of December 1, 2008 at which time he was vested in 24,374 shares. These options expired as of March 1, 2009.

(23)	Mr. Gianchetti’s employment with Vanda Pharmaceuticals terminated as of December 1, 2008 at which time he was vested in 20,833 shares. These options expired as of March 1, 2009.

2008 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon exercise and restricted stock vesting for each named executive officer during the year ended December 31, 2008.

Stock Awards
Number of
shares
	acquired on	Value realized
	vesting	on vesting
Name	(#)	($)

Mihael H. Polymeropoulos, M.D.	—	—
Steven A. Shallcross	—	—
Paolo Baroldi, M.D., Ph.D.	—	—
William D. “Chip” Clark	—	—
Albert W. Gianchetti	750	$622.50

None of the Named Executive Officers exercised any stock options during 2008.

Severance and Change in Control Arrangements

See “— Employment Agreements” and “Compensation discussion and analysis — Severance and change in control benefits” above for a description of the severance and change in control arrangements for Drs. Polymeropoulos and Baroldi and Messrs. Clark, Shallcross and Gianchetti. Drs. Polymeropoulos and Baroldi and Messrs. Clark, Shallcross and Gianchetti will only be eligible to receive severance payments if each officer signs a general release of claims.

Our Compensation Committee, as plan administrator of our Second Amended and Restated Management Equity Plan and our 2006 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by our named executive officers and any other person in connection with certain changes in control of Vanda.

In each employment agreement, a change in control is defined as (1) the consummation of a merger or consolidation of the Company with or into another entity, if persons who were not stockholders of the Company immediately prior to such merger or consolidation own immediately after such merger or consolidation 50% or more of the voting power of the outstanding securities of each of (a) the continuing or surviving entity and (b) any direct or indirect parent corporation of such continuing or surviving entity; or (2) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Estimated Payments and Benefits Upon Termination

The amount of compensation and benefits payable to each named executive officer in various termination situations has been estimated in the tables below. These tables include benefits payable to our executives in connection with the tax indemnity agreements described above in “— Severance and change of control benefits,” which were approved by our Compensation Committee on March 16, 2007 with respect to Drs. Polymeropoulos and Baroldi and Messrs. Clark and Shallcross and on October 12, 2007 with respect to Mr. Gianchetti.

Mihael H. Polymeropoulos, M.D.

The following table describes the potential payments and benefits upon employment termination for Dr. Polymeropoulos, the Company’s President and Chief Executive Officer, as if his employment terminated as of December 31, 2008, the last business day of 2008.

							Involuntary
							termination
	Voluntary	Voluntary					in connection
	resignation	resignation		Termination		Termination	with or
Executive benefits and	not for good	for good		by company		by company	following change
payments upon termination	reason	reason		not for cause		for cause	in control

Compensation:
Base salary	$—	$442,000	(1)	$442,000	(1)	$—	$442,000	(1)
Highest target cash incentive bonus	—	188,708	(2)	188,708	(2)	—	188,708	(2)
Stock options and restricted stock units unvested and accelerated	—	—		—		—	89,095	(3)
Benefits and perquisites:
Health care	—	27,689	(4)	27,689	(4)	—	27,689	(4)
Accrued vacation pay	—	8,500	(5)	8,500	(5)	—	8,500	(5)

Total	$—	$666,897		$666,897		$—	$755,992

(1)	Last monthly base salary prior to the termination for a period of 12 months following the date of the termination.

(2)	Greater of the most recent target cash incentive bonus awarded prior to termination or the average of the prior three years cash incentive bonuses.

(3)	All options held by Dr. Polymeropoulos will become fully vested in the event of an involuntary termination following a change of control. All restricted stock units held by Dr. Polymeropoulos will become fully vested upon a change of control.

(4)	Payment of the COBRA health insurance premiums up to 18 months or until Dr. Polymeropoulos begins employment with another company that offers comparable benefits.

(5)	Based on accrued but unused vacation days available to Dr. Polymeropoulos at December 31, 2008.

Steven A. Shallcross

The following table describes the potential payments and benefits upon employment termination for Mr. Shallcross, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, as if his employment terminated as of December 31, 2008, the last business day of 2008.

							Involuntary
							termination
	Voluntary	Voluntary					in connection
	resignation	resignation		Termination		Termination	with or
Executive benefits and	not for good	for good		by company		by company	following change
Payments upon termination	reason	reason		not for cause		for cause	in control

Compensation:
Base salary	$—	$291,200	(1)	$291,200	(1)	$—	$291,200	(1)
Highest target cash incentive bonus	—	75,417	(2)	75,417	(2)	—	75,417	(2)
Stock options unvested and accelerated	—	—		—		—	—	(3)
Benefits and perquisites:
Health care	—	27,689	(4)	27,689	(4)	—	27,689	(4)
Accrued vacation pay	—	12,320	(5)	12,320	(5)	—	12,320	(5)

Total	$—	$406,626		$406,626		$—	$406,626

(1)	Last monthly base salary prior to the termination for a period of 12 months following the date of the termination.

(2)	Greater of the most recent target cash incentive bonus awarded prior to termination or the average of the prior three years cash incentive bonuses.

(3)	Acceleration of 24 months’ worth of Mr. Shallcross’ then unvested options granted prior to January 2007 will occur in the event of an involuntary termination following a change of control; full acceleration of Mr. Shallcross’ then unvested options grated on or after January 2007 will occur in the event of an involuntary termination following a change of control.

(4)	Payment of the COBRA health insurance premiums up to 18 months or until Mr. Shallcross begins employment with another company that offers comparable benefits.

(5)	Based on accrued but unused vacation days available to Mr. Shallcross at December 31, 2008.

Paolo Baroldi, M.D., Ph.D.

The following table describes the potential payments and benefits upon employment termination for Dr. Baroldi, the Company’s Senior Vice President and Chief Medical Officer, as if his employment terminated as of December 31, 2008, the last business day of 2008.

							Involuntary
							termination
	Voluntary	Voluntary					in connection
	resignation	resignation		Termination		Termination	with or
Executive benefits and	not for good	for good		by company		by company	following change
payments upon termination	reason	reason		not for cause		for cause	in control

Compensation:
Base salary	$—	$320,000	(1)	$320,000	(1)	$—	$320,000	(1)
Highest target cash incentive bonus	—	84,375	(2)	84,375	(2)	—	84,375	(2)
Stock options unvested and accelerated	—	—		—		—	—	(3)
Benefits and perquisites:
Health care	—	27,689	(4)	27,689	(4)	—	27,689	(4)
Accrued vacation pay	—	16,615	(5)	16,615	(5)	—	16,615	(5)

Total	$—	$448,679		$448,679		$—	$448,679

(1)	Last monthly base salary prior to the termination for a period of 12 months following the date of the termination.

(2)	Greater of the most recent target cash incentive bonus awarded prior to termination or the average of target cash incentive bonuses awarded for the prior years.

(3)	Acceleration of 24 months’ worth of Dr. Baroldi’s then unvested options granted prior to January 2007 will occur in the event of an involuntary termination following a change of control; full acceleration of Dr. Baroldi’s then unvested options grated on or after January 2007 will occur in the event of an involuntary termination following a change of control.

(4)	Payment of the COBRA health insurance premiums up to 18 months or until Dr. Baroldi begins employment with another company that offers comparable benefits.

(5)	Based on accrued but unused vacation days available to Dr. Baroldi at December 31, 2008.

William D. “Chip” Clark

The following table describes the potential payments and benefits upon employment termination for Mr. Clark, the Company’s Senior Vice President, Chief Business Officer and Secretary, as if his employment terminated as of December 31, 2008, the last business day of 2008.

							Involuntary
							termination
	Voluntary	Voluntary					in connection
	resignation	resignation		Termination		Termination	with or
Executive benefits and	not for good	for good		by company		by company	following change
payments upon termination	reason	reason		not for cause		for cause	in control

Compensation:
Base salary	$—	$312,000	(1)	$312,000	(1)	$—	$312,000	(1)
Highest target cash incentive bonus	—	85,199	(2)	85,199	(2)	—	85,199	(2)
Stock options and restricted stock units unvested and accelerated	—	—		—		—	31,895	(3)
Benefits and perquisites:
Health care	—	8,704	(4)	8,704	(4)	—	8,704	(4)
Accrued vacation pay	—	6,000	(5)	6,000	(5)	—	6,000	(5)

Total	$—	$411,903		$411,903		$—	$443,798

(1)	Last monthly base salary prior to the termination for a period of 12 months following the date of the termination.

(2)	Greater of the most recent target cash incentive bonus or the average target bonus awarded for the prior three years.

(3)	Acceleration of 24 months’ worth of Mr. Clark’s then unvested options granted prior to January 2007 will occur in the event of an involuntary termination following a change of control; full acceleration of Mr. Clark’s then unvested options granted on or after January 2007 and will occur in the event of an involuntary termination following a change of control; full vesting of Mr. Clark’s restricted stock units will occur upon a change of control.

(4)	Payment of the COBRA health insurance premiums up to 18 months or until Mr. Clark begins employment with another company that offers comparable benefits.

(5)	Based on accrued but unused vacation days available to Mr. Clark at December 31, 2008.

Albert W. Gianchetti

The following table describes the payments and benefits to which Mr. Gianchetti, the Company’s Senior Vice President and Chief Commercial Officer is entitled as a result of the termination of his employment on December 1, 2008.

						Involuntary
						termination
	Voluntary	Voluntary				in connection
	resignation	resignation	Termination		Termination	with or
Executive benefits and	not for good	for good	by company		by company	following change
payments upon termination	reason	reason	not for cause		for cause	in control

Compensation:
Base salary	$—	$—	$306,800	(1)	$—	$—
Highest target cash incentive bonus	—	—	76,700	(2)	—	—
Shares of restricted stock unvested and accelerated	—	—	—	(3)	—	—
Stock options unvested and Accelerated	—	—	—	(3)	—	—
Benefits and perquisites:
Health care	—	—	18,549	(4)	—	—
Accrued vacation pay	—	—	10,620	(5)	—	—

Total	$—	$—	$412,669		$—	$—

(1)	An agreement was executed with Mr. Gianchetti effective December 1, 2008 which provided for a one-year severance based on his current annual earnings.

(2)	An agreement was executed with Mr. Gianchetti effective December 1, 2008 which provided for a bonus pay-out equal to 100% of his target bonus of 25% of annual earnings.

(3)	The severance agreement did not include any acceleration provisions for options or restricted stock.

(4)	Payment of the COBRA health insurance premiums up to 12 months or until Mr. Gianchetti begins employment with another company that offers comparable benefits.

(5)	An agreement was executed with Mr. Gianchetti effective December 1, 2008 which included all of Mr. Gianchetti’s accrued but unused vacation time.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

2004 Securityholder Agreement

We have entered into a 2004 Securityholder Agreement with certain holders of our Common Stock, including significant holders that are affiliates of certain of our directors. Under the Securityholder Agreement, these holders have the right to demand the registration of our Common Stock and to participate in other public offerings of our Common Stock.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer.

In addition, the Company is a party to tax indemnity agreements with certain of its executive officers. Under these tax indemnity agreements, the Company or its successor will reimburse the executive officers for any excise tax that they are required to pay under Section 4999 of the Internal Revenue Code of 1986, as amended, as well as the income and excise taxes imposed on the reimbursement. Section 4999 imposes a 20% excise tax on payments and distributions that are made or accelerated (or the vesting of which is accelerated) as a result of a change in control of the Company. The excise tax applies only if the aggregate value of those payments and distributions equals or exceeds 300% of the executive officer’s average annual compensation from the Company for the last five completed calendar years or, if less, all years of his employment with the Company. If the tax applies, it attaches to the excess of the aggregate value of the payments and distributions over 100% of the executive officer’s average annual compensation. In the Company’s case, the payments and distributions consist of the continuation of salary, incentive bonus and health insurance coverage for varying periods of time and accelerated vesting of stock options to varying degrees.

NO INCORPORATION BY REFERENCE

In Vanda’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material”. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

“HOUSEHOLDING” OF PROXY MATERIALS

In December 2000, the SEC adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

As in the past few years, a number of brokers with accountholders who are Vanda stockholders may be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to Vanda stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or write us at Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850. You may also call us at (240) 599-4500.

Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Annual Meeting by telephone or over the Internet so your shares will be represented at the Annual Meeting.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

ELECTRONIC DELIVERY OF PROXY MATERIALS

We are pleased to offer stockholders the opportunity to receive future proxy mailings by e-mail. To request electronic delivery, please vote via the Internet at www.proxyvote.com and, when prompted, enroll to receive proxy materials electronically in future years.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: Vanda’s 2009 Notice and Proxy Statement and 2008 Annual Report also are available at our corporate website at www.vandapharma.com. Additionally, in accordance with SEC rules, you may access these materials at http://materials.proxyvote.com/921659, which does not have “cookies” that identify visitors to the site.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com
or
CALL TOLL FREE (800) 322-2885

If you need additional copies of this proxy statement or voting materials, you should contact MacKenzie Partners, Inc. as described above.

By	Order of the Board of Directors

William D. “Chip” Clark
Senior Vice President, Chief Business
Officer and Secretary

July 13, 2009

VANDA PHARMACEUTICALS INC.
9605 MEDICAL CENTER DRIVE
STE 300
ROCKVILLE, MD 20850
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M15685-P83102	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VANDA PHARMACEUTICALS INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTORS LISTED BELOW AND “FOR” PROPOSAL 2.			☐	☐	☐

1.	TO ELECT TWO DIRECTORS TO HOLD OFFICE UNTIL THE 2012 ANNUAL MEETING OF STOCKHOLDERS.

Nominees:

01) Mihael H. Polymeropoulos, M.D.
02) Argeris N. Karabelas, Ph. D

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.								For	Against	Abstain

2.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.							☐	☐	☐

In his or her discretion, the proxy holder is authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M15686-P83102

VANDA PHARMACEUTICALS INC.
This Proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on August 27, 2009
     The undersigned appoints Mr. William D. Clark and Ms. Stephanie R. Irish, or any of them as shall be in attendance at the 2009 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Vanda Pharmaceuticals Inc. (the “Company”), to be held on August 27, 2009, at 9:00 a.m. local time, at 9605 Medical Center Drive, Rockville, Maryland, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.
     If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the Board of Directors nominees for director in Proposal 1 and “FOR” Proposal 2, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.
IMPORTANT - This Proxy is continued and must be signed and dated on the reverse side.